                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               HOST FUNDING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

        ------------------------------------------------------------------------

                             HOST FUNDING, INC.
                        6116 NORTH CENTRAL EXPRESSWAY
                                 SUITE 1313
                             DALLAS, TEXAS 75206

                                 ------------


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JULY 16, 1998

                                 ------------


To the Stockholders of
HOST FUNDING, INC.:

     NOTICE IS HERBY GIVEN that the Annual Meeting of Stockholders of Host Funding, Inc., a Maryland corporation, will be held in the Monterey Room on the 21st Floor of the Doubletree Hotel at 8250 North Central Expressway, Dallas, Texas 75206 on Thursday, July 16, 1998 at 10:00 A.M., Dallas time, for the following purposes:

     1. To elect five (5) directors to serve until the next Annual Meeting of Stockholders, and until their successors are elected.

     2. To transact such other business as may properly come before the Annual Meeting, and any adjournments thereof.

THE BOARD OF DIRECTORS HAS FIXED THE CLOSE OF BUSINESS ON JUNE 26, 1998, AS THE RECORD DATE FOR THE DETERMINATION OF STOCKHOLDERS ENTITLED TO NOTICE OF, AND TO VOTE AT, THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, BUT WISH YOUR SHARES TO BE VOTED, PLEASE COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE POSTAGE-PAID, ENCLOSED ENVELOPE, IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

                                          By Order of the Board of Directors,

                                          Bona K. Allen
                                          Secretary

                             HOST FUNDING, INC.
                        6116 NORTH CENTRAL EXPRESSWAY
                                 SUITE 1313
                             DALLAS, TEXAS 75206


                                ------------


                              PROXY STATEMENT



     This Proxy Statement and accompanying Proxy Card are being furnished by the Board of Directors of Host Funding, Inc., a Maryland corporation (the "Corporation"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held in the Monterey Room on the 21st Floor of the DoubleTree Hotel, Campbell Centre, 8250 North Central Expressway, Dallas, Texas 75206, on Thursday, July 16, 1998 at 10:00 a.m., Dallas time, and at any adjournments thereof (the "Annual Meeting"). This Proxy Statement, with the accompanying Proxy Card, is first being mailed to holders of the Corporation's Class A Common Stock, $0.01 par value (the "Common Stock"), on or about June 29, 1998.

     The purpose and business of the meeting is:

     1. To elect five (5) directors to serve until the next Annual Meeting of Stockholders and until their successors are elected;

     2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Only stockholders of record of the Common Stock at the close of business on June 26, 1998, will be entitled to vote at the Annual Meeting. As of the close of business on such date, there were outstanding and entitled to vote 1,553,557 shares of Common Stock. Each share of Common Stock is entitled to one vote. The presence in person or by proxy, of the holders of a majority of the votes represented by the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Shares held by persons who abstain from voting on a proposal will be counted in determining whether a quorum is present, but will not be counted as voting either for or against such proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares voting at the meeting is necessary for the election of directors. An automated system administered by the Corporation's transfer agent will tabulate the votes.

     Where a specific designation is given in the Proxy with respect to the vote on the directors, the Proxy will be voted in accordance with such designation. If no such designation is made, the Proxy will be voted FOR the nominees for directors named in this Proxy Statement. Any stockholder giving a Proxy may revoke it at any time before it is voted at the Annual Meeting by delivering to the Secretary of the Corporation a written notice of revocation or duly executed Proxy bearing a later date or by appearing at the Annual Meeting and revoking his or her Proxy and voting in person.


                            ELECTION OF DIRECTORS

     Five directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders and until their respective successors are elected. Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted FOR the nominees named. If for any reason any such nominee is not available for election, such proxies will be voted in favor of the remaining named nominees and may be voted for substitute nominees in place of those who are not candidates. Management, however, has no reason to expect that any of the nominees will be unavailable for election. All nominees have agreed to serve if elected.

     The Bylaws of the Corporation provide that the Board of Directors shall consist of not less than three and no more than fifteen members and that vacancies on the Board of Directors and newly-created directorships may be filled by a majority vote of the entire Board of Directors at any meeting. To be elected a director, each nominee must receive a plurality of all votes cast at the meeting for the election of directors.


        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF
               THE NOMINEES NAMED IN THIS PROXY STATEMENT.

     All nominees for director have served as directors since the last annual meeting of stockholders held on May 21, 1997. The following information has been furnished to the Corporation by the nominees for director and by the non-director executive officers:


MICHAEL S. MCNULTY, DIRECTOR AND PRESIDENT

     Michael S. McNulty, 50, received his Juris Doctorate from Southern Methodist University in 1973. From 1977 to 1985, Mr. McNulty was employed by the real estate development corporation of a multi-national family with business interests in various countries. During that period, Mr. McNulty was responsible for developing partnerships for investments in over thirty real estate projects with gross investments exceeding $200,000,000. Prior to election in September 1995 as President of the Corporation, Mr. McNulty owned his own private financial consulting firm. Mr. McNulty is also President and Director of a controlling venture in a Napa Valley based winery. In addition, Mr. McNulty has served from 1994 to the present as the President and a director of Blacor, Inc., the principal corporation of a group of companies controlled by a multi-national investor, the primary purpose of which is to invest in real property in the United States.


GUY E. HATFIELD, DIRECTOR

     Guy E. Hatfield, 63, has been President of All American Group, Inc., a Delaware corporation, since 1989. Mr. Hatfield earned a Bachelor of Science degree from Bradley University in 1955 and a Juris Doctorate from the University of San Diego in 1962. From 1984 to 1989, Mr. Hatfield was Chairman of the Board and Chief Executive Officer of Motels of America, Inc., a corporation which built and managed 107 Super 8 motels and had gross annual sales of $80,000,000. Since 1989, Mr. Hatfield has served as President and Chairman of Hatfield Inns, Inc., a corporation involved in the ownership and management of hotel properties.


DON W. COCKROFT, DIRECTOR

     Don W. Cockroft, 57, joined United Inns, Inc. in the early 1960's and occupied a variety of positions over a period of 25 years, including Chairman of the Board and President. Mr. Cockroft resigned from these positions upon the recent purchase of United Inns, Inc. by Hampstead, Ltd. United Inns, Inc. was traded on the New York Stock Exchange, and in 1994 achieved the New York Stock Exchange's largest percentage gain. Mr. Cockroft's duties with United Inns, Inc. included asset development, acquisitions, dispositions, and debt restructure. United Inns, Inc. was also an initial franchisee of Holiday Inns and opened the initial Hampton Inns in Jackson, Mississippi and Atlanta, Georgia.


WILLIAM M. BIRDSALL, DIRECTOR

     William M. Birdsall, 49, was Chairman of the Board and Chief Executive Officer of the Company until March 31, 1998. Effective April 1, 1998, Mr. Birdsall resigned his position as Chairman of the Board and Chief Executive Officer, but continues to serve as an independent director of the Company. He also serves as President of Birdsall & Corporation, a real estate investment and finance firm located in Durango, Colorado. Before starting Birdsall & Corporation in 1993, Mr. Birdsall was Chairman and CEO of the Price REIT, a public corporation which he co-founded and took public in 1991 in the form of a Real Estate Investment Trust trading on NASDAQ. Mr. Birdsall has been involved with real estate development since 1978. He was Chief Operating Officer of Estes Properties, Inc., where he was responsible for operations of the Lowes Ventana Canyon Resort and Golf Club in Tucson, Arizona, a 2,000-acre planned community and resort hotel. From 1982 through 1987 he was Senior Vice-President of Real Estate for Ramada, Inc., the international hotel chain. He now serves on the Scripps Memorial Hospitals Foundation Board and is a member of the Young Presidents Organization, Arizona Bar Association, Urban Land Institute, and International Council of Shopping Centers.

CHARLES R. DUNN, DIRECTOR

     Charles R. Dunn, 52, is founder and Chief Executive Officer of Hospitality Concepts, established in July of 1988. Hospitality Concepts provides accounting and consulting services to the lodging and restaurant industry in the Southwestern United States with clients located in California, Nevada, Arizona, New Mexico, and Texas. Services range from financial statement production, budgeting and related planning, to system design and consulting. Prior to July 1988, Mr. Dunn was Controller for the San Diego Princess Hotel, a 450-room, full-service convention facility and resort located in San Diego, California. Mr. Dunn graduated from Washington State University with a B.A. degree in Hotel Administration.


BONA K. ALLEN, CHIEF FINANCIAL OFFICER

     Bona K. Allen, 37, is the Chief Financial Officer and Secretary of the Company, and has been involved in financial aspects of real estate investment, development, management, and construction since graduating from Birmingham-Southern College in 1982. Prior to appointment to the Corporation, Mr. Allen served as a financial executive with The Myrick Company (Atlanta, Georgia) and as a financial consultant from 1994 through 1996. From 1986 to 1994, Mr. Allen was employed by Wilma South Management Corporation (and affiliates), the United States holding company of a Dutch owned real estate group. Mr. Allen served in several positions with increasing responsibility and was named Vice President/Chief Financial Officer in 1991. He was responsible for the financial operations of the Company at the time Wilma owned or controlled assets with a cost totaling in excess of $500 million located in the Southwest, Southeast and Southern California regions of the United States. Mr. Allen is a member of the American Institute of Certified Accountants, the Georgia Society of Certified Public Accountants, and the Alabama Society of Certified Public Accountants. Mr. Allen was elected Chief Financial Officer of the Company effective February 1, 1997.


                 OPERATION OF BOARD OF DIRECTORS AND COMMITTEES

     The Corporation does not have a nominating committee. Nominations for directors and officers are considered by the entire Board of Directors. The Corporation's Board of Directors has established Audit, Executive and Compensation Committees. During 1997, there were six (6) meetings of the Board of Directors, six (6) meetings of the Executive Committee, and one (1) meeting of the Audit Committee and Compensation Committee. All directors attended at least seventy-five percent (75%) of all meetings of the Board and each committee on which each director served as a member. The principal duties and current membership of the three standing committees are as follows:

     AUDIT COMMITTEE: Recommends to the Board of Directors the appointment of independent auditors; reviews annual financial reports to stockholders prior to their publication; reviews with the independent public accountants the plans and results of the audit engagement; approves professional services provided by the independent public accountants; reviews the independence of the independent public accountants; considers the range of audit and non-audit fees; and reviews the adequacy of the Corporation's internal accounting controller. Membership of the Audit Committee is comprised of three non-employee independent directors. The members of the Audit Committee are Don W. Cockroft, Charles R. Dunn and William M. Birdsall.

     EXECUTIVE COMMITTEE: Except as restricted by applicable law, the Executive Committee has all the powers of the Board of Directors between meetings of the Board. Membership of the Executive Committee is comprised of three directors. The members of the Executive Committee are William M. Birdsall, Michael S. McNulty and Guy E. Hatfield.

     COMPENSATION COMMITTEE: The duties of the Compensation Committee include providing a general review of the Corporation's compensation and benefit plans to insure that they meet the Corporation's objectives. In addition, the Compensation Committee has the sole authority to administer and grant awards under the 1997 Incentive Plan approved by the Board of Directors of the Corporation and approved by the stockholders at the last annual meeting of the stockholders held on May 21, 1997. Membership of the Compensation Committee is comprised of three non-employee directors. The members of the Compensation Committee are Don W. Cockroft, Charles R. Dunn and Guy E. Hatfield.



                          COMPENSATION OF DIRECTORS


     Each Director receives a director's fee of $1,500 for each Board meeting the Director attends. In addition, each of Messrs. Cockroft, Birdsall, and Dunn purchased 10,000 shares of Class A Common Stock in the Corporation's initial public offering. The purchase price for the Class A Common Stock was paid by the execution by each director of a $100,000 non-recourse promissory note secured by the purchased shares. In connection with the purchase of the shares, the Corporation agreed to forgive the promissory notes (i) in increments of 18% of the principal amount per annum for each year the director remains a director of the Corporation, and (ii) upon the death, disability or resignation of the director (except for voluntary resignation or failure to serve). The Corporation has not paid and does anticipate paying directors for service on Committees. All of the directors of the Corporation are entitled to participate in the Host Funding, Inc. 1997 Incentive Plan.

                           EXECUTIVE COMPENSATION


     The following table sets forth for the years presented, the compensation paid to the executive officers of the Corporation serving during 1997:

       NAME AND                                                         OTHER              ALL
      PRINCIPAL           YEAR        SALARY ($)      BONUS ($)         ANNUAL            OTHER
     POSITION (1)                                                    COMPENSATION      COMPENSATION
-----------------------------------------------------------------------------------------------------
William M. Birdsall,      1997        $ 99,000                      $ 21,000 (2)
Chairman of the
 Board
-----------------------------------------------------------------------------------------------------
Michael S. McNulty,       1997        $ 99,000
 President
-----------------------------------------------------------------------------------------------------
Bona K. Allen,            1997        $ 65,625
 Chief Financial
 Officer
-----------------------------------------------------------------------------------------------------

     (1) Each of Messrs. Birdsall, McNulty and Allen was employed during fiscal year 1997 pursuant to an employment agreement with the Company. See "Employment Agreements and Other Compensation Arrangements" below.

     (2) Forgiveness of indebtedness on director promissory note. See "Compensation of Directors" above.


EMPLOYMENT AGREEMENTS AND OTHER COMPENSATION ARRANGEMENTS

WILLIAM M. BIRDSALL

     The Company's employment agreement with Mr. Birdsall dated February 1, 1997, provides for an initial three-year term through January 31, 2000, and is automatically renewed for a period of one year on each anniversary date of February 1 ("Anniversary Date") unless terminated for any reason by written notice from either party given to the other at least one hundred twenty (120) days prior to the next Anniversary Date or unless otherwise terminated pursuant to the terms of the agreement. The agreement vests Mr. Birdsall with full authority as Chairman of the Board and Chief Executive Officer of the Company and provides for an annual base salary of $108,000, subject to an annual increase to (i) $150,000 if the assets of the

Company exceed $150,000,000, and (ii) $250,000 if the assets of the Company exceed $250,000,000. The agreement provides for payment of a performance bonus calculated pursuant to a formula based on the financial results achieved by the Company during any fiscal year. On January 1, 1998 the employment agreement with Mr. Birdsall was terminated and in connection therewith Mr. Birdsall resigned as Chairman of the Board and Chief Executive Officer of the Company effective April 1, 1998. Pursuant to such termination, the Company agreed (i) to pay Mr. Birdsall the sum of $4,500 per month for the period January 1, 1998 through June 30, 1998, and (ii) to forgive the remaining principal balance of his director note in the amount of $ 80,000. Mr. Birdsall continues to serve as an independent director of the Company.


MICHAEL S. MCNULTY

     The Company's employment agreement with Mr. McNulty dated February 1, 1997, provides for an initial three-year term through January 31, 2000, and is automatically renewed for a period of one year on each anniversary date of February 1 ("Anniversary Date") unless terminated for any reason by written notice from either party given to the other at least one hundred twenty (120) days prior to the next Anniversary Date or unless otherwise terminated pursuant to the terms of the agreement. The agreement vests Mr. McNulty with full authority as President and Chief Operating Officer of the Company and provides for an annual base salary of $108,000, subject to an annual increase to (i) $150,000 if the assets of the Company exceed $150,000,000 and (ii) $250,000 if the assets of the Company exceed $250,000,000. The agreement also provides for payment of a performance bonus calculated pursuant to a formula based on the financial results achieved by the Company during any fiscal year.


BONA K. ALLEN

     The Company's employment agreement with Mr. Allen dated February 1, 1997, provides for an initial three-year term through January 31, 2000, and is automatically renewed for a period of one year on each anniversary date of February 1 ("Anniversary Date") unless terminated for any reason by written notice from either party given to the other at least one hundred twenty (120) days prior to the next Anniversary Date or unless otherwise terminated pursuant to the terms of the agreement. The agreement vests Mr. Allen with full authority as Chief Financial Officer of the Company and provides for an annual base salary of $75,000, subject to an annual increase to (i) $112,500 if the assets of the Company exceed $150,000,000, and (ii) $150,000 if the assets of the Company exceed $250,000,000. The agreement also provides for payment of a performance bonus calculated pursuant to a formula based on the financial results achieved by the Company during any fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No officer or employee of the Corporation served as a member of the Compensation Committee of the Corporation during 1997. Membership of the Compensation Committee is comprised of Don W. Cockroft, Charles R. Dunn, and Guy E. Hatfield, each of whom is a non-employee director.

SECTION 16(a) COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's officers and directors, and persons who own more than 10 percent of a registered class of the Corporation's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Forms 3, 4 or 5 were required for those persons, the Corporation believes that, from January 1, 1997 to December 31 ,1997, all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial owners were timely met.


                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee was responsible for developing the Corporation's executive compensation policies and administrating compensation plans during 1997. The objectives of the Corporation's executive compensation program administered by the Compensation Committee are:

     -    Support the achievement of desired Corporation performance.

     - Provide compensation that will attract and retain superior talent and reward performance.

     - Ensure that there is appropriate linkage between executive compensation and the enhancement of stockholder value.

The executive compensation program is also designed to provide an overall level of compensation opportunity that is competitive with companies of comparable size, capitalization and complexity. Actual compensation levels, however, may be greater or less than average competitive levels based upon annual and long-term Corporation performance and specific issues peculiar to the Corporation, as well as individual performance. Executive compensation is not necessarily determined by specific relationship to objective criteria or benchmarks of corporate performance. For the fiscal year 1998, the Compensation Committee will use its discretion to set executive compensation at levels warranted in its judgment by corporate and individual performance.

                                       Members of the Compensation Committee

                                                             Guy E. Hatfield
                                                             Charles R. Dunn
                                                             Don W. Cockroft

                              CORPORATE PERFORMANCE


     The following graph compares the change in the Corporation's shareholder return on the Common Stock for the period April 22, 1996 (the date the Corporation's Common Stock became publicly-traded) through December 31, 1997, with the changes in the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the National Association of Real Estate Investment Trust Equity Index (the "NAREIT Equity Index") for the same period, assuming a base investment of $100 in the Common Stock in each index for comparative purposes. Total return equals change in stock price plus dividends paid, and assumes that all dividends are reinvested. During the period presented, the Common Stock was traded on the American Stock Exchange under the symbol "HFD". The NAREIT Equity Index is published monthly by the National Association of Real Estate Investment Trusts, Inc. ("NARIET") in its publication, REITWATCH. The index is available to the public upon request to NARIET.

                       4/22/96     6/30/96    9/30/96   12/31/96   03/31/97   06/30/97   09/30/97    12/31/97

HFD Stock             $ 100.00    $ 85.00    $ 83.46    $ 79.32    $101.61    $ 99.96    $101.12     $ 76.39
S & P                 $ 100.00    $103.55    $106.12    $114.41    $117.47    $137.98    $148.32     $152.58
NAREIT Equity Index   $ 100.00    $103.35    $111.28    $132.26    $132.60    $140.15    $155.57     $157.20

     The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

     There can be no assurance that the Corporation's share performance will continue into the future with the same or similar trends depicted in the graph above. The Corporation will not make or endorse any predictions as to future share performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of June 17, 1998, the beneficial ownership, as defined by regulations of the Securities and Exchange Commission (the "Commission"), of the Class A Common Stock (the "Common Stock") held by:
(i) each person or group of persons known to the Corporation to beneficially own more than five percent (5%) of the outstanding shares of common stock; (ii) each director of the Corporation; (iii) each current executive officer of the Corporation named in the preceding Executive Compensation Table; and (iv) all directors and executive officers as a group. The number of shares and percentage ownership of Common Stock for each person assumes that shares of Class A Common Stock issuable upon exercise of stock warrants to such person (exclusive of others) exercisable within sixty (60) days from June 17, 1998, are outstanding. Said information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons.

    NAME OF                      AMOUNT AND NATURE OF      OWNERSHIP
BENEFICIAL OWNER (1)           BENEFICIAL OWNERSHIP (2)     PERCENT
---------------------          -------------------------   ---------
Guy E. Hatfield                        523,743 (3)           33.71%

Ian Gardner-Smith                      116,770 (4)            7.05%

Mark Grosvenor                          89,818 (4)            5.67%

Michael S. McNulty                      44,399 (4)(5)         2.82%

William M. Birdsall                     10,000                  *

Don W. Cockroft                         10,000                  *

Charles R. Dunn                         10,000                  *

Bona K. Allen                              500                  *

All Directors and Officers
of the Company as a
Group (six persons,
including those named above)           598,642               38.01%

     *    Less than one percent.

     (1) The addresses of the more than five percent (5%) holders listed in the table are as follows:
          Guy E. Hatfield, 258 Coast Boulevard, La Jolla, California 92037;
          Ian Gardner-Smith,

          1025 Prospect Street, Suite 350, La Jolla, California 92037;and Mark Grosvenor, 3145 Sports Arena Boulevard, San Diego, California 92110.

     (2) A person is considered to "beneficially own" the shares over which such person holds or shares voting power or investment power or over which such person can acquire such power within sixty (60) days (for example, through the exercise of stock options, stock warrants or conversion of securities). Except as otherwise noted, each director and officer has sole voting and investment power with respect to the shares of Common Stock of the Corporation.

     (3) Includes l,106 shares held in an Individual Retirement Account with Sunwest Federal Credit Union for the benefit of Mr. Hatfield's wife, Dorothy Hatfield; 1,574 shares held in an Individual Retirement Account with Sunwest Federal Credit Union for the benefit of Mr. Hatfield; 425 shares held in trust by Mr. Hatfield, as trustee, for the benefit of Mr. Hatfield and his wife; and 240,000 shares held in the Hatfield Family Trust; 340 shares held by Sunwest Federal Credit Union for the benefit of Mr. Hatfield's son, Scott J. Hatfield; and 298 shares held in the name of Scott J. Hatfield, of which Mr. Hatfield may be deemed the beneficial owner.

     (4) Includes shares of Class A Common Stock which may be acquired within sixty (60) days of June 17, 1998 pursuant to the exercise of stock warrants as follows: Ian Gardner-Smith 102,908 shares; Donegal Partners, Ltd., a family limited partnership of which Mr. McNulty acts as general partner, 11,959 shares; and Mark Grosvenor 30,083 shares. Also includes 11,960 shares issuable upon exercise of stock warrants to Blacor, Inc., of which Mr. McNulty is president and a director, and of which, Mr. McNulty disclaims beneficial ownership.

     (5) Includes 9,554 shares of Class A Common Stock owned by Donegal Partners, Ltd., a family partnership of which Mr. McNulty acts as general partner, 10,240 shares of Class A Common Stock owned by Blacor, Inc., of which Mr. McNulty serves as president and a director, 750 shares owned by MGB Partnership, and 686 shares owned by MSM Consulting, Inc., of which Mr. McNulty serves as president. Mr. McNulty disclaims beneficial ownership of Common Stock held by Blacor, Inc. and MGB Partnership.


CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

TERMINATION OF CERTAIN AGREEMENTS

     Effective January 31, 1997, the Corporation terminated the Advisory Agreement dated effective as of April 22, 1996, by and between the Corporation and Host Funding Advisors, Inc. (the "Advisor"), as amended by the First Amendment to Advisory Agreement between the parties dated effective as of June 12, 1996 (as amended, the "Advisory Agreement"). The purpose and effect of the termination of the Advisory Agreement was to eliminate the status of the Corporation as an externally advised real estate investment trust and thereby become self-administered and advised as of the date of termination. Also, effective as of January 31, 1997, the Corporation amended the Post-Formation Acquisition Agreement dated effective as of April 22, 1996 by and between the Corporation and HMR Capital, LLC (predecessor in name to Host Acquisition Group, LLC) ("HMR"), as amended by the First Amendment to Post-Formation Acquisition Agreement between the parties dated effective as of June 12, 1996 (as amended, the "Acquisition Agreement"). The Acquisition Agreement provided for the payment by the Corporation of acquisition fees on hotel properties submitted by HMR and acquired by the Corporation. The Acquisition Agreement was terminated by the Corporation effective September 4, 1997; provided, that the Corporation remains obligated to pay commissions to HMR pursuant to the Acquisition Agreement for certain properties submitted to the Corporation prior to termination of the Acquisition Agreement, if and only if, the Corporation closes the purchase of such properties within one year from the date of such termination.

     In consideration for the termination of the Advisory Agreement and the restatement and amendment of the Acquisition Agreement, the Corporation paid the Advisor $30,000 in cash, and issued Series A Warrants and Series B Warrants to HMR to purchase a total of 450,000 shares of the Class A Common Stock of the Corporation (divided 225,000 shares to the Series A Warrants and 225,000 shares to the Series B Warrants). The Series A Warrants have an expiration date of February 2, 2000 with a strike price of $9.90 per share. The Series B Warrants have an expiration date of February 2, 2001 with a strike price of $10.80 per share.

ACQUISITION FEES ON COMPANY PROPERTY ACQUISITIONS

     On March 14, 1997, the Corporation acquired the Super 8 Hotel located in Flagstaff, Arizona (the "Flagstaff Super 8") pursuant to the terms of the Acquisition Agreement by and between the Corporation and HMR. Pursuant to the terms of the Acquisition Agreement, the Corporation and HMR agreed that the acquisition fee earned by the Corporation relating to the Flagstaff Super 8 was 16,000 shares of the Class A Common Stock of the Corporation valued at $10 per share which was paid on May 19, 1997. HMR is a previous affiliate of Mr. Michael
S. McNulty, the president and a director of the Corporation, based upon Mr. McNulty's ownership and control of 10.38% of the membership units in HMR. Effective February 1, 1997, HMR agreed to redeem all of Mr. McNulty's direct and indirect interest in HMR. In addition, Hotel Mortgage Resources Corporation ("HMRC") received a loan origination fee of $84,907 relating to the financing provided by First Boston for acquisition of the Flagstaff Super 8. Mr. McNulty was an employee of HMRC during the calendar year 1996 and received a gross annual salary of $60,000. Mr. McNulty terminated his employment relationship with HMRC effective January 1, 1997.

     The Country Hearth Inns were also acquired pursuant to the terms of the Acquisition Agreement between the Corporation and HMR. The Corporation and HMR agreed that the acquisition fee earned by HMR relating to the Country Hearth Inns was 17,539 shares of the Class A Common Stock of the Corporation valued at $10 per share which was paid on January 7, 1998. Of the 17,539 shares issued to HMR, each of Blacor, Inc. ("Blacor") and Donegal the parties dated effective as of April 8, 1997. Each of Blacor and Donegal are affiliates of Michael S. McNulty, the president and a director of the Corporation, based upon Mr. McNulty serving as president of Blacor and general partner of Donegal.

PAYMENT OF RELATED PARTY NOTE AND REDEMPTION OF CLASS B COMMON STOCK

     The Corporation entered into an Exchange and Note Prepayment Agreement (the "Note Prepayment Agreement") effective as of September 17, 1997 whereby Guy and Dorothy Hatfield (the "Hatfields") and All American Group, Ltd. satisfied that certain Promissory Note (the "Related Party Note") dated April 1, 1995, payable to Host Funding in the principal amount of $1,805,675, with a due date on or before March 31, 2000. Mr. Hatfield is a principal stockholder and a director of the Corporation. The amount was partially satisfied by payment of $874,325 in cash, and a $31,350 credit from the Corporation. Additionally, the Corporation issued to the Hatfields 140,000 shares of the Corporation's Class A Common Stock in exchange for the 140,000 shares of Class B Common Stock held by the Hatfields. Simultaneously with the cash payment of $874,325, and the exchange of the shares of Class B Common Stock described above, the Hatfields delivered to the Corporation 90,000 shares of the 140,000 shares of Class A Common Stock received by the Hatfields in the exchange. The Corporation accepted the 90,000 shares of Class A Common Stock in full and final payment of the remaining $900,000 principal balance of the Related Party Note.

OTHER RELATED PARTY NOTES

     On June 19, 1997, the Corporation executed a promissory note payable to Blacor, Inc. ("Blacor") in the original principal amount of $70,000 (the "Original Blacor Note"). On December 30, 1997, the Original Blacor Note was cancelled and replaced by a new promissory note in the original principal amount of $86,595 (the "New Blacor Note"). The New Blacor Note bears interest at the rate of 12% per annum, with all principal and accrued interest due and payable on demand, but if no demand is made, on May 31, 1998. Proceeds from the New Blacor Note were used by the Corporation for general operating purposes. Blacor is an affiliate of Mr. Michael S. McNulty, the president and a director of the Corporation, based upon Mr. McNulty serving as president of Blacor.

     On December 30, 1997, the Corporation also executed a promissory note payable to Guy and Dorothy Hatfield in the original principal amount of $100,000 (the "Hatfield Note"). The Hatfield Note bears interest at the rate of 12% per annum, with all principal and accrued interest due and payable on May 31, 1998. Proceeds from the Hatfield Note were used by the Corporation for general operating purposes. The Hatfield note was paid in full on May 18, 1998. Mr. Hatfield is a director and principal stockholder of the Corporation.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Representatives of Coopers & Lybrand, L.L.P, the independent accounting firm that audited the consolidated financial statements of the Corporation for the fiscal year ended December 31, 1997, are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so and to answer questions. The Board of Directors, on recommendation of the Audit Committee, has selected the firm of Coopers & Lybrand, L.L.P as the Corporation's independent accountants for the year ending December 31, 1998.

                              STOCKHOLDER PROPOSALS

     Any stockholder proposal to be presented for action at the next meeting of stockholders pursuant to the provisions of Rule 14a-8, under the Securities Exchange Act of 1934, must be received at the Corporation's principal executive offices no later than January 15, 1999, for inclusion in the proxy statement and form of proxy relating to the 1999 Annual Meeting.

                                  MISCELLANEOUS

     The Board of Directors knows of no other matters which are likely to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote on such matters in accordance with their best judgment.

     The solicitation of proxies is made on behalf of the Board of Directors of the Corporation, and the cost thereof will be borne by the Corporation. The Corporation will also reimburse brokerage firms and nominees for their expenses in forwarding proxy material to beneficial owners of the Common Stock of the Corporation. In addition, officers and employees of the Corporation (none of whom will receive any compensation therefore in addition to their regular compensation) may solicit proxies. The solicitation will be made by mail and, in addition, may be made by facsimile transmission, telexes, personal interviews, or telephone.

                                  ANNUAL REPORT

     The Corporation's Annual Report to Stockholders for the fiscal year ended December 31, 1997, and the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, are being sent to each stockholder. The Corporation will provide, without charge, a copy of the Corporation's Annual Report on Form 10-K for 1997, as amended, upon written request, directed to:
Host Funding, Inc., 6116 North Central Expressway, Suite 1313, Dallas, Texas 75206 Attention: Bona K. Allen, Secretary.

             PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY


                                       By Order of the Board of Directors



                                       Bona K. Allen
                                       Secretary


DATED: June 29, 1998
Dallas, Texas

                           HOST FUNDING, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Host Funding, Inc. (the "Company") to be held in the Monterey Room on the 21st floor of the Doubletree Hotel at Campbell Centre, 8250 North Central Expressway, Dallas, Texas on Thursday, July 16, 1998, at 10:00 AM Dallas time, and the Proxy Statement in connection therewith; and (2) appoints Bona K. Allen and John G. Rebensdorf, and each of them, for and in the name, place and stead of the undersigned to vote upon and act with respect to all of the shares of capital stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that this proxy be voted as follows:

              (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)       SEE REVERSE
                                                                    SIDE

                     PLEASE DATE, SIGN AND MAIL YOUR
                   PROXY CARD BACK AS SOON AS POSSIBLE!

                     ANNUAL MEETING OF STOCKHOLDERS
                           HOST FUNDING, INC.

                             JULY 16, 1998


             - PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED -

A  /X/  PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE.

                    FOR ALL NOMINEES               WITHHOLD
                  LISTED AT RIGHT (EXCEPT         AUTHORITY
                   AS MARKED TO THE        TO VOTE FOR ALL NOMINEES
                    CONTRARY BELOW)              LISTED AT RIGHT       NOMINEES: GUY E. HATFIELD
                                                                                 MICHAEL S. MCNULTY
a) Election of            / /                          / /                       WILLIAM M. BIRDSALL
   Officers.                                                                     CHARLES R. DUNN
                                                                                 DONALD W. COCKROFT
INSTRUCTION: To withhold authority to vote for any
individual nominee, write that nominee's name in the
space provided below.

________________________________________________________________

b) in the discretion of the proxies on any other matter that may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF
NO SPECIFICATION IS MADE, THIS PROXY WILL BE
VOTED FOR THE MATTERS SPECIFICALLY REFERRED
TO ABOVE.

   The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY.



Signature ______________________________ Signature (if held jointly) _______________________ Date ______________

NOTE: Please date this proxy and sign your name exactly as it appears herein. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please date, sign and mail this proxy card in the enclosed envelope. No postage is required.